SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]

Check the appropriate box:
Preliminary Proxy Statement [ ]
Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
Definitive Proxy Statement [x]
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-
12

WILSHIRE ENTERPRISES, INC.
Name of Registrant as Specified in Its Charter)

Full Value Partners L.P.
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required [x].
Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:
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applies:
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computed pursuant to Exchange Act Rule 0-11 (Set forth the
amount on which the filing fee is calculated and state how it
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Fee paid previously with preliminary materials [].

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Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing [].

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Full Value Partners L.P., Bulldog Investors,
Park 80 West, Plaza Two, Saddle Brook, NJ 07663
Phone (201) 556-0092//Fax (201) 556-0097
//info@bulldoginvestors.com


June 25, 2007

Dear Fellow Wilshire Enterprises Shareholder:

Full Value Partners is a member of a group that owns 15% of the shares of Wilshire Enterprises and is the largest public shareholder. We are writing to you because we have concerns about management's sincerity, in particular with respect to a commitment to sell the Company. Here is why:

On May 5, 2006, Wilshire announced that "our Board of Directors has authorized management to pursue . . . an aggressive exploration of opportunities to sell or merge our business" and that "the completion of the initiatives that we expect may unlock additional value over the next few months."

It is now more than one year later and obviously that has not happened. Yet, with no explanation of such a long delay, Sherry
Wilzig Izak, Wilshire's Chairman & CEO, recently wrote the following to shareholders:

Consistent with our strategy, the Company's investment banker, Friedman, Billings, Ramsey & Co., Inc., recently began circulating to interested parties an information memorandum concerning the potential sale or merger of Wilshire Enterprises. While we cannot assure you that this effort will be successful, we can assure you that we will vigorously explore all strategic alternatives to maximize shareholder value.

Some shareholders have told us that Ms. Izak will never agree to sell the Company unless both the shareholders and the board demand it. We don't know if they are right but there is reason to be skeptical. Ms. Izak has refused to allow us to name a representative to the board and has committed to spend $200,000 to keep us from electing a director to the board at the annual meeting. That is about ten times what we will spend and represents a shocking waste of corporate assets.

If she is truly seeking to maximize shareholder value, what is Ms. Izak afraid of?

What is the harm of having one director that represents the public shareholders to monitor the sale process and insure its fairness? On the other hand, if the skeptics are right, Ms. Izak may just be going through the motions of a sale process to placate frustrated shareholders while maintaining her salary, bonus and other perks as long as possible.

There is no doubt that Wilshire Enterprises is not viable as a publicly owned stand alone real estate company. The overhead is too high and Ms. Izak has shown a disturbing propensity to squander shareholder money on things that do not produce any revenue. For example, she caused Wilshire to spend more than $500,000 to investigate a relatively trivial matter in which a modest benefit may have been improperly conferred upon a private consulting firm while a principal of that firm was a public servant. The cost of that investigation far exceeded the value of the possibly improper benefit in question. Therefore, at a minimum, the exorbitant amount spent on the investigation brings into question Ms. Izak's business judgment. As noted above, another example of waste is the excessive cost of this proxy contest.

The bottom line is that we need a real watchdog on the board, i.e., someone that is truly independent of management to keep Ms. Izak honest. Otherwise, the sale process may drag out for months or even years and ultimately lead to an announcement like this:

WILSHIRE ENTERPRISES TO CONTINUE AS STAND ALONE COMPANY.  NO
ACCEPTABLE BIDS RECEIVED

To that end, we are proposing two nominees for the board of directors and a proposal to auction the Company. You can be sure that our nominees will not tolerate any more stalling. They will have only one goal - to maximize shareholder value!

If you care about your investment in Wilshire Enterprises and you share our goal of maximizing shareholder value, please vote your proxy online (if your shares are held in street name) at WWW.PROXYVOTE.COM or by telephone at 1-800-454-8683. Alternatively, you can mail the GREEN proxy card in the enclosed envelope but please do it today so we can get started on doing what it takes to achieve a much higher stock price for shareholders.

Very truly yours,


Andrew Dakos
Managing Member
Full Value Advisors LLC
General Partner






PROXY STATEMENT OF FULL VALUE PARTNERS L.P. IN OPPOSITION TO THE
SOLICITATION BY THE BOARD OF DIRECTORS OF WILSHIRE ENTERPRISES,
INC.

ANNUAL MEETING OF SHAREHOLDERS (To be held on July 19, 2007)

Full Value Partners L.P., a stockholder of Wilshire Enterprises, Inc. ("WOC") is sending this proxy statement and the enclosed GREEN proxy card to common stockholders of record as of June 8, 2007 (the "Record Date") of WOC. We are soliciting a proxy to vote your shares at the Annual Meeting of Shareholders of WOC (the "Meeting"). Please refer to the board of directors' proxy soliciting material for additional information concerning the Meeting and the matters to be considered by stockholders including the election of directors. This proxy statement and the enclosed GREEN proxy card are first being sent to stockholders of WOC on or about June 25, 2007.

INTRODUCTION

The only matters that the board has scheduled for a vote at the Meeting is the election of two directors and ratification of J.H. Cohn LLP as WOC's auditors for 2007. We intend to nominate two persons for election as directors and to introduce a proposal to conduct an auction to sell the Company to the highest bidder. We are soliciting a proxy to vote your shares FOR the election of our two nominees and FOR our auction proposal.

How Proxies Will Be Voted

If you wish to vote FOR the election of our two nominees and/or to vote on our auction proposal, you may do so by completing and returning a GREEN proxy card. If you return a GREEN proxy card to us or to our agent, your shares will be voted on each matter as you indicate. If you do not indicate how your shares are to be voted on a matter, they will be voted FOR the election of our nominees, and FOR our auction proposal. If you return a GREEN proxy card, you will be granting the proxy holder(s) discretionary authority to vote on any other matters that may come before the Meeting including matters relating to the conduct of the Meeting.

Voting Requirements

The presence in person or by proxy of more than 50% of WOC's outstanding shares constitutes a quorum. If a quorum is present, the two nominees receiving the greatest number of votes cast will be elected directors. All other proposals require the affirmative vote of a majority of the votes represented at the Meeting for approval. Abstentions and broker non-votes are not treated as votes cast and thus will have no effect on approval of any proposal.

Revocation of Proxies

You may revoke any proxy prior to its exercise by (i) giving us (or any other person that will present it at the Meeting) a written revocation of your proxy; (ii) giving us a later dated proxy; or (iii) voting in person at the Meeting. (Attendance at the Meeting will not in and of itself revoke a proxy.) There is no limit on the number of times you may revoke your proxy prior to the Meeting. Only your latest dated proxy will be counted.

Information Concerning the Soliciting Shareholder

Full Value Partners L.P. is the soliciting stockholder.  As of
June 15, 2007, we beneficially owned 470,500 shares of WOC, all
of which were purchased since August 2, 2005.   Phillip
Goldstein and Andrew Dakos are principals of our general partner and Mr. Dakos is one of our nominees.

REASONS FOR THE SOLICITATION

Management has stated that WOC "is actively engaged in exploring alternatives to maximize stockholder value, including exploring opportunities to sell or merge the Company." We believe that management is procrastinating with respect to a sale of the Company and that outside shareholders need to be represented on the board. We are also submitting a proposal to conduct an auction to sell the Company to the highest bidder to allow shareholders an opportunity to vote on this question.

PROPOSAL 1: ELECTION OF DIRECTORS

The two candidates receiving the greatest number of votes will be elected directors. At the Meeting, we intend to nominate two persons, Timothy Brog and Andrew Dakos. Unless instructed otherwise, we will vote any proxies given to us for their election. If our nominees are elected, there is no assurance that any of the other directors will remain on the board.

Please refer to WOC's proxy soliciting material for additional information concerning the election of directors.

Our Nominees are:
Timothy Brog (born 1964); Portfolio Manager, Pembridge Value Opportunity Fund, 708 Third Avenue, 22nd Floor, New York, New York 10017 - Mr. Brog has been the President of Pembridge Capital Management LLC and the Portfolio Manager of Pembridge Value Opportunity Fund since 2004. Mr. Brog has been a Managing Director of The Edward Andrews Group Inc., a boutique investment bank since 1996. From 1989 to 1995, Mr. Brog was a corporate finance and mergers and acquisition associate of the law firm Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Brog is a director of The Topps Company, Inc. Mr. Brog received a Juris Doctorate from Fordham University School of Law in 1989 and a BA from Tufts University in 1986.

Andrew Dakos (born 1966); Park 80 West, Plaza Two, Suite 750, Saddle Brook, NJ 07663 - Mr. Dakos is a principal of the general partner of five investment partnerships in the Bulldog Investors group of funds: Opportunity Partners L.P., Opportunity Income Plus Fund L.P., Full Value Partners L.P., Full Value Offshore Ltd. and Full Value Special Situations Fund L.P. He has been a director of the Mexico Income and Equity Fund since 2001 and Brantley Capital Corp. since 2007. He has also been a director of UVitec Printing Ink, Inc, a privately held manufacturing company, since 2001.

Mr. Brog does not own any shares of WOC. Mr. Dakos does not own any shares of WOC but he is principal of the general partners of Opportunity Partners L.P., Opportunity Income Plus Fund L.P., and Full Value Partners L.P. which beneficially own a total of 854,300 shares. Each of our nominees has consented to be named in the proxy statement as a nominee and to serve as a director if elected. Neither of our nominees has any arrangement or understanding with any person with respect to any future employment by WOC nor do we know of any material conflicts of interest that would prevent either of them from acting in the best interest of WOC.

PROPOSAL 2:  RATIFICATION OF THE APPOINTMENT OF J.H. COHN LLP AS
AUDITORS FOR 2007

Unless otherwise instructed, your proxy will be voted FOR this proposal.

PROPOSAL 3:  AN AUCTION SHALL BE CONDUCTED TO SELL THE COMPANY
TO THE HIGHEST BIDDER.

We are making this precatory proposal because we do not trust management to act expeditiously to maximize WOC's value. Unless otherwise instructed, your proxy will be voted FOR this proposal.

PARTICIPANTS

The staff of the SEC deems Mr. Brog and each person and entity named in this section to be a "participant" in this solicitation whether or not such person or entity actual participates.

Full Value Partners L.P., which owns 470,500 shares of WOC, is a fund in the Bulldog Investors group of private investment funds. Phillip Goldstein, who owns 3,550 shares jointly with his wife, and whose address is 60 Heritage Drive, Pleasantville, NY 10570 and Andrew Dakos are principals of Bulldog Investors and each fund in the group. Other funds in the Bulldog Investors group that own shares of WOC are Opportunity Partners L.P. (368,400 shares) and Opportunity Income Plus Fund L.P. (15,400 shares). The address of Mr. Dakos, Bulldog Investors and each fund in the Bulldog Investors group is Park 80 West, Plaza Two, Saddle
Brook, NJ 07663.   Other clients advised by Mr. Goldstein and
Mr. Dakos own a total of 315,000 shares of WOC.

All of the shares owned by the aforementioned persons and entities, each of which may be deemed to be a soliciting shareholder were acquired since August, 2005. The aggregate number of shares they have purchased is 1,273,250 and the aggregate number of shares they have sold is 100,400.

THE SOLICITATION

Full Value Partners L.P. is making this solicitation. Persons affiliated with or employed by us or our affiliates may assist us in the solicitation of proxies. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners of common shares for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, we will bear all of the expenses related to this proxy solicitation. Because we believe that all WOC shareholders will benefit from this solicitation, we intend to seek reimbursement of our expenses from WOC. Shareholders will not be asked to vote on the reimbursement of our solicitation expenses which we estimate will be $20,000. There is no arrangement or understanding involving us or any of our affiliates relating to future employment by or any future transaction with WOC or any of its affiliates.

DATED: June 21, 2007



PROXY CARD

Proxy Solicited In Opposition To The Board Of Directors of
Wilshire Enterprises, Inc. by Full Value Partners L.P. For The
Annual Meeting of Shareholders

The undersigned hereby appoints Thomas Antonucci, Andrew Dakos and Phillip Goldstein and each of them, as the undersigned's proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Wilshire Enterprises, Inc. on July 19, 2007, (the "Meeting"), and any adjourned or postponed Meeting, and to vote on all matters that come before the Meeting the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

(INSTRUCTIONS:  Mark votes by placing an x in the appropriate
[]).

1. ELECTION OF TWO DIRECTORS

[ ] FOR TIMOTHY BROG		 	 [ ] WITHHOLD AUTHORITY
[ ] FOR ANDREW DAKOS			 [ ] WITHHOLD AUTHORITY

2. RATIFICATION OF THE APPOINTMENT OF J.H. COHN LLP AS AUDITORS
FOR 2007

FOR [   ]     	       AGAINST [   ]    	ABSTAIN [   ]

3. AN AUCTION SHALL BE HELD TO TO SELL THE COMPANY TO THE
HIGHEST BIDDER.

FOR [   ]     	      AGAINST [   ]     	ABSTAIN [   ]

Please sign and date below. Your shares will be voted as directed. If no direction is made, this proxy will be voted FOR the election of each nominee named above in Proposal 1 and FOR
Proposals 2 and 3. The undersigned hereby acknowledges receipt of the proxy statement dated June 21, 2007 of Full Value
Partners L.P. and revokes any proxy previously executed.
(Important - Please be sure to enter date.)


SIGNATURE(S)_________________________  Dated: _______________